Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1994 Long-Term Incentive Plan, 1996 Employee Stock Purchase Plan, and 1996 Non-Employee Director Stock Option Plan, of our report dated May 6, 1996 (except for Notes 10 and 11, as to which the date is July 10, 1996) with respect to the consolidated financial statements of Pegasystems Inc. included in its Registration Statement (Form S-1) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated July 17, 1996, with respect to the financial statement schedule of Pegasystems Inc. included in its Registration Statement (Form S-1) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP


Boston, Massachusetts
July 31, 1996